UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No 1) supplements Items 5.02 and 9.01 of the Current Report on Form 8-K previously filed with the Commission on March 17, 2010, relating to, among other items, the appointment of Jeremy B. Ford as President and Chief Executive Officer of Hilltop Holdings Inc.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc., or the Company, recommended and approved that Jeremy B. Ford, the Company’s President and Chief Executive Officer, be paid an annual base salary of $400,000 commencing on April 1, 2010.  Additionally, Mr. Jeremy Ford’s bonus for 2010 will be discretionary, which is consistent with the other executive officers of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.17	Compensation Arrangement with Jeremy B. Ford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: May 4, 2010	By:	/s/ COREY PRESTIDGE
Name: Corey G. Prestidge
Title: General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.17	Compensation Arrangement with Jeremy B. Ford.